           As filed with the Securities and Exchange Commission on July 27, 2000
                                                     Registration No. 333-
================================================================================

                      SECURITIES AND EXCHANGE COMMISSION

                            Washington, D.C. 20549

                            _______________________

                                   FORM S-8
                            REGISTRATION STATEMENT
                                     Under
                          The Securities Act Of 1933

                            _______________________

                                INFOSPACE, INC.
              (Exact name of issuer as specified in its charter)

                            _______________________

         DELAWARE                                      91-1718107
  (State of Incorporation)               (I.R.S. Employer Identification Number)


                            601 108/th/ Avenue N.E.
                                  Suite 1200
                              Bellevue, WA 98004
                   (Address of principal executive offices)

                            _______________________

                                   RESTATED
                      1996 FLEXIBLE STOCK INCENTIVE PLAN
                           (Full title of the plan)

                            _______________________
                                Ellen B. Alben
               Senior Vice President, Legal and Business Affairs
                                InfoSpace, Inc.
                            601 108/th/ Avenue N.E.
                                  Suite 1200
                          Bellevue, Washington 98004
                                (425) 201-6100
(Name, address, including zip code and telephone number, including area code, of agent for service)
                            _______________________

                                   Copy to:
                              Barry Taylor, Esq.
                       Wilson Sonsini Goodrich & Rosati,
                           Professional Corporation
                              650 Page Mill Road
                          Palo Alto, California 94306

===================================================================================================================================
                                                  CALCULATION OF REGISTRATION FEE
===================================================================================================================================
                       Title of                                               Proposed           Proposed
                      Securities                                              Maximum            Maximum
                        to be                           Amount to be       Offering Price        Aggregate            Amount of
                      Registered                        Registered(1)        Per Share(2)     Offering Price(2)   Registration Fee
-----------------------------------------------------------------------------------------------------------------------------------
Common Stock, $0.0001 par value
   To be issued under the Restated
       1996 Flexible Stock Incentive  Plan.........      5,967,866 shares     $45.09375          $269,113,457          $71,046

===================================================================================================================================

(1) Pursuant to Rule 429 of the Securities Act of 1933, as amended, (the "Securities Act"), the prospectus delivered to participants under the Registrant's Restated 1996 Flexible Stock Incentive Plan (the "Stock Incentive Plan") also relates to 39,988,168 shares initially registered under Form S-8 Registration Statement Nos. 333-69165 and 333-81593.

(2) Computed in accordance with Rule 457(h) and 457(c) under the Securities Act. Such computation is based on the estimated exercise price of $45.09375 per share covering the authorized but unissued shares under the Company's Stock Incentive Plan being registered hereunder. The estimated exercise price of $45.09375 per share was computed in accordance with Rule 457 by averaging the high and low prices of shares of the Company's Common Stock as reported on the Nasdaq National Market on July 25, 2000.

================================================================================

                                INFOSPACE, INC.
                      REGISTRATION STATEMENT ON FORM S-8

Registration of Additional Securities

     The contents of the Registrant's Registration Statements on Form S-8 as filed with the Commission on December 17, 1998 (File No. 333-69165) and June 25, 1999 (File No. 333-81593) are incorporated herein by reference. Unless otherwise specified, capitalized terms herein shall have the meanings ascribed to them in such prior Form S-8s.

     The Company is registering 5,967,866 shares of its Common Stock (all share amounts herein reflect the Company's two-for-one stock splits consummated in May 1999, January 2000 and April 2000) under this Registration Statement, all of which are reserved for issuance under the Stock Incentive Plan. Under the prior Form S-8s, the Company registered 39,988,168 shares of its Common Stock that had been or were eligible to be issued under the Stock Incentive Plan.

                                    PART II

                INFORMATION REQUIRED IN REGISTRATION STATEMENT

Item 8.   Exhibits.

 EXHIBIT
 NUMBER                              DESCRIPTION
 ------   ----------------------------------------------------------------------
   5.1 Opinion of Wilson Sonsini Goodrich & Rosati, P.C. as to legality of securities being registered.
  10.1*   Restated 1996 Flexible Stock Incentive Plan.
  23.1 Consent of Deloitte & Touche LLP, Independent Auditors (relating to financial statements of InfoSpace, Inc.).
  23.2 Consent of KPMG LLP, Independent Auditors (relating to financial statements of Prio, Inc.).
  23.3 Consent of Deloitte & Touche LLP, Independent Auditors (relating to financial statements of Saraide Inc.).
  23.4    Consent of Counsel (contained in Exhibit 5.1).
  24.1    Power of Attorney (contained on page II-2).

 * Incorporated by reference to the Company's Registration Statement on Form S-8 filed June 25, 1999 (File No. 333-81593).

                                  SIGNATURES

     Pursuant to the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Bellevue, State of Washington, on this 27th day of July, 2000.

                                INFOSPACE, INC.



                                By:  /s/ Ellen B. Alben
                                     -----------------------------------------
                                     Ellen B. Alben
                                     Senior Vice President, Legal and Business
                                       Affairs

                               POWER OF ATTORNEY

     KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Ellen B. Alben and Tammy D. Halstead, and each of them, as his or her attorney-in-fact, with full power of substitution in each, for him or her in any and all capacities to sign any amendments to this Registration Statement on Form S-8, and to file the same, with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, hereby ratifying and confirming all that said attorney-in-fact, or her substitutes, may do or cause to be done by virtue thereof.

     Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed below by the following persons on behalf of the Registrant in the capacities indicated below on this 27th day of July, 2000.


             Signature                                          Title
--------------------------------      -------------------------------------------------------
/s/ Arun Sarin                        Chief Executive Officer and Vice Chairman (Principal
--------------------------------
Arun Sarin                             Executive officer)


/s/ Rand L. Rosenberg                 Chief Financial Officer and Senior Vice President,
--------------------------------
Rand L. Rosenberg                      Finance and Corporate Development (Principal
                                       Financial Officer)


/s/ Tammy D. Halstead                 Senior Vice President and Chief Accounting Officer
--------------------------------
Tammy D. Halstead                      (Principal Accounting Officer)


/s/ Naveen Jain                       Chairman of the Board
--------------------------------
Naveen Jain

/s/ John E. Cunningham, IV            Director
--------------------------------
John E. Cunningham, IV

/s/ Peter L. S. Currie                Director
--------------------------------
Peter L. S. Currie

/s/ David C. House                    Director
--------------------------------
David C. House

/s/ Rufus W. Lumry, III               Director
--------------------------------
Rufus W. Lumry, III

/s/ Ashok Narasimhan                  Director
--------------------------------
Ashok Narasimhan

/s/ Carl Stork                        Director
--------------------------------
Carl Stork

                                INFOSPACE, INC.
                      REGISTRATION STATEMENT ON FORM S-8

                               INDEX TO EXHIBITS



 EXHIBIT
 NUMBER                                 DESCRIPTION
 ------   ----------------------------------------------------------------------
   5.1 Opinion of Wilson Sonsini Goodrich & Rosati, P.C. as to legality of securities being registered.
  10.1*   Restated 1996 Flexible Stock Incentive Plan.
  23.1 Consent of Deloitte & Touche LLP, Independent Auditors (relating to financial statements of InfoSpace, Inc.).
  23.2 Consent of KPMG LLP, Independent Auditors (relating to financial statements of Prio, Inc.).
  23.3 Consent of Deloitte & Touche LLP, Independent Auditors (relating to financial statements of Saraide Inc.).
  23.4    Consent of Counsel (contained in Exhibit 5.1).
  24.1    Power of Attorney (contained on page II-2).

 * Incorporated by reference to the Company's Registration Statement on Form S-8 filed June 25, 1999 (File No. 333-81593).